SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2005

MIDCAROLINA FINANCIAL CORPORATION

(Exact Name of Registrant as specified in its charter)

North Carolina	000-49848	56-2006811
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3101 South Church Street, Burlington, North Carolina 27215

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 538-1600

Not Applicable

(Former name or former address, if changed since last report))

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

Item 3.02. On August 15, 2005, the registrant sold 5,000 shares of its newly authorized Noncommulative Perpetual Series A Preferred Stock which is described in the response to Item 5.03 below.

The total offering price for the shares of preferred stock sold was $5,000,000 and the commissions paid in connection with the sale were $181,000.

The sales transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act because the transaction did not involve a public offering.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.03. Effective on August 15, 2005, the registrant amended its Articles of Incorporation. Prior to the amendment, the registrant’s Articles of Incorporation granted the registrant authority to issue up 20,000,000 shares of preferred stock and authorized the Board of Directors to create and issue shares of preferred stock with such voting rights, designations, preferences, limitations and relative rights, or qualifications, conditions or restrictions as the Board of Directors should determine. The registrant’s Board of Directors created out of the authorized but unissued shares of the capital stock of the registrant a series designated as Noncumulative Perpetual Series A Preferred Stock to consist of 5,000 shares, no par value per share (the “Series A Preferred Shares”). A summary description of the Series A Preferred Shares is set forth below. This summary description is qualified in its entirety by reference to the registrant’s Articles of Amendment to Amended and Restated Articles of Incorporation attached to this Form 8-K as Exhibit 3(i) (the “Charter Amendment”), which includes a more detailed and comprehensive description of such shares.

The Series A Preferred Shares have liquidation rights such that, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the registrant, the holders of Series A Preferred Shares will be entitled to receive out of the assets of the registrant and available to distribution to shareholders, before any distribution of assets is made to the holders of common stock or any class of capital stock ranking junior to the Series A Preferred Shares upon liquidation, liquidating distributions in the amount of $1,000 per share.

Holders of Series A Preferred Shares are entitled to receive, if, when and as authorized and declared by the registrant’s Board of Directors, out of assets of the registrant which are legally available therefor, cash dividends at a fixed annual rate equal to 8.342% from August 15, 2005 to August 15, 2010, and thereafter at a variable rate equal to LIBOR plus 3.75% of the $1,000 liquidation preference per share. These noncommulative cash dividends shall be payable, if authorized and declared, quarterly in arrears on February 15, May 15, August 15 and November 15 each year, commencing on November 15, 2005, or if such payment date is not a business day, on the next succeeding business day.

If the Board of Directors does not authorize or declare a dividend payable with respect to any quarterly dividend period, holders of Series A Preferred Shares shall have no right to receive a dividend with respect to such period and the registrant will have no obligation to pay a dividend with respect to such period, whether or not dividends are authorized and declared payable with respect any subsequent dividend period.

If full dividends on Series A Preferred Shares for any quarterly dividend period have not been declared and paid or declared and a sum sufficient for the payment thereof shall not have been set apart for such payments, for three consecutive quarterly dividend periods, the most recent of which is the then current quarterly dividend period, no dividends or distributions may be authorized, declared or paid or set aside for payment with respect to the

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registrant’s common stock or any other stock of the registrant ranking junior to or in parity with the Series A Preferred Shares as to dividends or amounts paid on liquidation. In addition, in that event, no shares of common stock or other stock of the registrant ranking junior or in parity with Series A Preferred Shares as to dividends or amounts paid upon liquidation, may be redeemed, purchased or otherwise acquired by the registrant, except by conversion into or exchange for other shares ranking junior as to dividends or amounts paid on liquidation.

The registrant has the right to redeem Series A Preferred Shares in the event it receives an opinion of counsel that, as a result in any change in laws, rules or regulations or any official or administrative pronouncement or action or decision interpreting or applying such laws, occurring after the date the Series A Preferred Shares are originally issued, there is more than an insubstantial risk that within 90 days after the receipt of such opinion, the aggregate liquidation amount of the Series A Preferred Shares will not be eligible to be treated by the registrant as Tier 1 capital pursuant to capital adequacy guidelines applicable to the registrant. In that event, the redemption price would range from 105% of the principal amount of the Series A Preferred Shares to be redeemed, to 100% of the principal amount of the Series A Preferred Shares to be redeemed, depending upon the time the shares are called for redemption.

Otherwise, the Series A Preferred Shares are not redeemable prior to August 15, 2010. After that date, Series A Preferred Shares are redeemable at the option of the registrant at redemption prices ranging from 105% if the principal amount redeemed during 2010, and reducing one-half of one percent each year thereafter to 2020, when the redemption price would be 100% of the principal amount redeemed.

Holders of Series A Preferred Shares will have voting rights equal to one vote per share, only in the circumstances described in the Charter Amendment. If at any time full dividends on the Series A Preferred Shares have not been paid for four or more quarterly dividend periods (whether not consecutive), then the number of directors constituting the registrant’s Board of Directors will be increased by two, and the holders of Series A Preferred Shares, voting as a single class, together with the holders of any series of preferred stock then entitled by the terms of such preferred stock to vote for additional directors, will be entitled to elect two additional directors to serve on the registrant’s Board of Directors. Upon the payment of full dividends on Series A Preferred Shares for 12 consecutive quarterly dividend periods thereafter, the holders of Series A Preferred Shares will be divested of such voting rights and the term of directors elected by holders of Series A Preferred Shares will terminate. If, after such termination, the registrant does not pay full dividends on the Series A Preferred Shares again, the right to elect two additional directors will be reinstated.

In addition, the affirmative vote or consent of the holders of at least 67% of the outstanding Series A Preferred Shares will be required (i) to authorize, create or issue, or increase the authorized, created or issued amount of, any class or series of stock which shall, as to dividends or distributions of assets rank senior to the Series A Preferred Shares or reclassify any authorized class or series of stock of the registrant into any such stock or authorize, create or issue any obligation or security convertible into or evidencing the right to purchase any such stock or (ii) to amend, alter, repeal or change any other provisions of the registrant’s Articles of Incorporation, including, without limitation, by consolidation or merger, so as to adversely affect voting powers, preferences or rights of the holders of Series A Preferred Shares.

As long as any Series A Preferred Shares are outstanding, at least two directors on the registrant’s Board of Directors must be independent directors. As long as any Series A Preferred Shares are outstanding, the approval of a majority of the independent directors will be required to issue additional preferred stock ranking senior, or on a parity with, the Series A Preferred Shares or to redeem of any shares of common stock.

ITEM 9.01.	Financial Statements and Exhibits

(a) None

(b) None.

(c) Exhibits:

3	(i)	Articles of Amendment to Amended and Restated Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDCAROLINA FINANCIAL CORPORATION

By:	/s/ Randolph J. Cary, Jr.
Randolph J. Cary, Jr.
President and Chief Executive Officer

Dated: August 26, 2005

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3(i)	Articles of Amendment to Amended and Restated Articles of Incorporation

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